UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2018

QUANTA, INC.
(formerly known as Freight Solution, Inc.)
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216960	81-2749032
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. 9th Street, 12B, Los Angeles, CA 90079
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 261-2568

Copies to:
Peter Campitiello, Esq.
Kane Kessler, P.C.
666 Third Avenue
New York, New York 10017
Tel: 212-519-5109
Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2018, Quanta, Inc., a Nevada corporation (the “Registrant” or the “Company”) entered into a joint venture agreement (the “Joint Venture Agreement”) with 2664431 Ontario Inc. The purpose of the Joint Venture Agreement was to extend the Quanta brand, technology and product lines into the Canadian markets.

Upon formation of the Joint Venture, the Company and 2664431 Ontario Inc. will each hold 50% of the interests in the Joint Venture. In connection with the formation and operation of the Joint Venture, the Company and 2664431 Ontario Inc. have agreed to contribute $302,755 for an investment in new machinery and $302,755 as a licensing fee, respectively.

Subject to certain exceptions, neither the Company nor 2664431 Ontario Inc. may transfer its interests in the Joint Venture. The Joint Venture Agreement contains customary terms, conditions, representations, warranties and covenants of the parties for like transactions. The foregoing description of the Joint Venture Agreement is a summary and is qualified in its entirety by the terms of the Joint Venture Agreement, a copy of which will be filed as an exhibit to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Number	Description
10.1	Joint Venture Agreement by and between Quanta, Inc. and 2664431 Ontario Inc. dated as of September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	QUANTA, INC.

	By:	/s/ Eric Rice
Name: Eric Rice
Title: Chief Executive Officer